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                                                                 EXHIBIT 11(b)




                               CONSENT OF COUNSEL

                            AIM ADVISOR FUNDS, INC.



                 We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectus for the AIM Advisor Cash Management Fund, AIM Advisor Flex Fund, AIM Advisor Income Fund, AIM Advisor International Value Fund, AIM Advisor Large Cap Value Fund, AIM Advisor MultiFlex Fund and AIM Advisor Real Estate Fund, which is included in Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 and Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (No. 811-3886) on Form N-1A of AIM Advisor Funds, Inc.



                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                       -----------------------------------------
                                           Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
June 5, 1997